Exhibit 5

               [Letterhead of Venable, Baetjer and Howard, LLP]






                                              June 13, 2002


CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD  20852

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special Maryland counsel for CRIIMI MAE Inc. (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 625,000 shares (the "Shares") of common stock (par value $.01 per share) of the Corporation ("Common Stock") for issuance and sale pursuant to the Corporation's 2001 Stock Incentive Plan (the "Plan").

     As special counsel for the Corporation, we are familiar with its Charter and Bylaws. We have examined the Plan, as well as the prospectus included in its Registration Statement substantially in the form in which it is to become effective. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

     We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies and the authenticity of such original documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation.

     In rendering our opinion, we have also assumed that the Corporation shall have sufficient authorized and unissued shares of Common Stock available at the time of

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CRIIMI MAE Inc.
June 13, 2002
Page 2


each issuance of the Shares and that the relevant provisions of the Charter and Bylaws of the Corporation and the Maryland General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the analogous provisions of the Charter and Bylaws of the Corporation and the Maryland General Corporation Law in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof.

     Based upon the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. It expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock (without regard to the principles of conflicts of laws thereof) and is based upon and limited to the Maryland General Corporation Law as in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state, to federal securities laws or to other laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

                                           Very truly yours,


                                           /s/ VENABLE, BAETJER AND HOWARD, LLP